As filed with the Securities and Exchange Commission on January 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Broadway Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4547287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5055 Wilshire Boulevard, Suite 500
Los Angeles, California 90036

(Address of principal executive offices)

Broadway Financial Corporation 2018 Long-Term Incentive Plan

(Full title of the plan)

Wayne-Kent A. Bradshaw

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500
Los Angeles, California 90036

(Name and address of agent for service)

(323) 634-1700

(Telephone number, including area code, of agent for service)

copy to:

James R. Walther

Arnold & Porter

777 South Figueroa Street, 44th Floor

Los Angeles, California 90017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate price	Amount of registration fee
Common Stock, $0.01 par value	1,293,109	$1.25	$1,616,386.25	$195.91

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $1.25, the average of the high and low price of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on January 23, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Broadway Financial Corporation 2018 Long-Term Incentive Plan, as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Broadway Financial Corporation (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)   the Registrant’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the Commission on March 26, 2018 and amended by Form 10-K/A filed with the Commission on April 30, 2018;

(b)   the Registrant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as filed with the Commission on May 15, 2018, August 13, 2018 and November 14, 2018, respectively;

(c)   the Registrant’s current reports on Form 8-K filed with the Commission on February 26, 2018, April 30, 2018, July 27, 2018, August 6, 2018, November 6, 2018 and January 29, 2019; and

(d)   the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, as filed with the Commission on December 23, 2014 and amended by Forms S-1/A filed with the Commission on March 13, 2015, April 17, 2015 and May 14, 2015.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which is also deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of the Registrant provides for indemnification of its officers and directors to the fullest extent permitted by the DGCL and for limitation on personal liability of a director as permitted by Section 102(b)(7) of the DGCL. The Registrant has obtained directors’ and officers’ insurance providing indemnification for certain of its directors, officers and employees for certain liabilities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Except as indicated below as being incorporated by reference to another filing with the Commission by the Registrant, the following exhibits to this registration statement are being filed herewith:

Exhibit Number	Description of Document
4.1	Certificate of Incorporation of Registrant and amendments thereto (incorporated by reference to Exhibit 3.1 to Form 10-Q filed by Registrant on November 13, 2014)

4.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Form 10-K filed by Registrant on March 28, 2016)

5.1	Opinion of Arnold & Porter Kaye Scholer LLP regarding legality of the securities being registered hereby

23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)

23.2	Consent of Moss Adams LLP

24.1	Power of Attorney (included on signature page)

99.1	Broadway Financial Corporation 2018 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement filed by Registrant on Schedule 14A on June 13, 2018)

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 29, 2019.

Broadway Financial Corporation

By:	/s/ Wayne-Kent A. Bradshaw
Name:	Wayne-Kent A. Bradshaw
Its:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne-Kent A. Bradshaw and Brenda J. Battey and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wayne-Kent A. Bradshaw	Chief Executive Officer and President	January 29, 2019
Wayne-Kent A. Bradshaw	(Principal Executive Officer)

/s/ Brenda J. Battey	Chief Financial Officer	January 29, 2019
Brenda J. Battey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Virgil P. Roberts	Chairman of the Board of Directors	January 29, 2019
Virgil P. Roberts

/s/ Robert C. Davidson, Jr.	Director	January 29, 2019
Robert C. Davidson, Jr.

/s/ Albert Odell Maddox	Director	January 29, 2019
Albert Odell Maddox

/s/ Daniel A. Medina	Director	January 29, 2019
Daniel A. Medina

/s/ Dutch C. Ross III	Director	January 29, 2019
Dutch C. Ross III

/s/ Erin Selleck	Director	January 29, 2019
Erin Selleck